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                                                                  Exhibit 12.1

               Computation of Ratio of Earnings to Fixed Charges
              R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc.



                                                                           Pro Forma

                                                     Fiscal Year Ended                   Six Months Ended
                                                      March 31, 1998                    September 30, 1998
                                               ---------------------------         ---------------------------
                                                                   (Dollars in Thousands)
                                               Enterprises        Holdings         Enterprises        Holdings
                                               -----------        --------         -----------        --------

Income(loss) before taxes                       $    (92)         $ (5,499)         $ (8,605)         $(11,267)

Interest expense, net                             16,772            22,171             7,850            10,512

Rental expense                                     1,569             1,569               788               788
                                                --------          --------          --------          --------

Earnings                                          18,249            18,241                33                33

Fixed charges                                     18,341            23,740             8,638            11,300
                                                --------          --------          --------          --------

Deficiency in earnings to fixed charges         $    (92)         $ (5,499)         $ (8,605)         $(11,267)
                                                ========          ========          ========          ========


                                                                                  Historical


                                                 Fiscal Year Ended              Six Months Ended               Six Months Ended
                                                   March 31, 1998              September 30, 1998             September 30, 1997
                                             ------------------------       ------------------------      -------------------------
                                                                             (Dollars in Thousands)
                                             Enterprises     Holdings       Enterprises     Holdings      Enterprises      Holdings
                                             -----------     --------       -----------     --------      -----------      --------

Income(loss) before taxes                     $  2,304       $  2,296        $ (7,813)      $(10,105)       $   (286)      $   (290)

Interest expense, net                            5,079          5,079           6,905          9,197           2,586          2,586

Rental expense                                   1,423          1,423             777            777             797            797
                                              --------       --------        --------       --------        --------       ---------

Earnings                                         8,806          8,798            (131)          (131)          3,097          3,093

Fixed charges                                    6,502          6,502           7,682          9,974           3,383          3,383
                                              --------       --------        --------       --------        --------       ---------

Ratio of earnings to fixed charges                1.35           1.35
                                              ========       ========
Deficiency in earnings to fixed charges                                      $ (7,813)      $(10,105)       $   (286)      $   (290)
                                                                             ========       ========        ========       ========